Exhibit 4.1 (L)
                           THIRD AMENDMENT AND WAIVER
                               TO CREDIT AGREEMENT

     THIRD AMENDMENT AND WAIVER, dated as of this 13th day of January, 2004 (this "Amendment and Waiver") to the Amended and Restated Credit Agreement, dated as of September 10, 2002, as amended by the Amendment and Waiver dated as of May 14, 2003 and the Second Amendment and Waiver to Credit Agreement dated as of December 23, 2003 (as it may be further amended, restated, modified or otherwise supplemented, from time to time, the "Credit Agreement"), by and between GLOBAL PAYMENT TECHNOLOGIES, INC. (the "Company") and JPMORGAN CHASE BANK (the "Lender").

     WHEREAS, the Company has requested and the Lender has agreed, subject to the terms and conditions of this Amendment and Waiver, to further waive and amend certain provisions of the Credit Agreement as set forth herein; and

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

     1.   Waiver.
          -------

     (a) Compliance with Section 7.13(a) of the Credit Agreement is hereby waived for (i) the fiscal periods from (x) July 1, 2003 through September 30, 2003 and (y) October 1, 2003 through December 31, 2003 to permit Consolidated Tangible Net Worth to be less than $12,300,000 during such periods; provided, however, Consolidated Tangible Net Worth was not less than $9,180,000 at any time during the period from July 1, 2003 through September 30, 2003 and (ii) the calendar month ended December 31, 2003 to permit Consolidated Tangible Net Worth to be less than $9,600,000; provided, however, Consolidated Tangible Net Worth was not less than $7,500,000 at the end of such calendar month.

     (b) Compliance with Section 7.13(e) of the Credit Agreement is hereby waived for the fiscal period from June 30, 2003 through December 23, 2003 to permit the ratio of Consolidated Total Unsubordinated Liabilities to Consolidated Tangible Net Worth to be greater than .60:1.00; provided, however, that the ratio of Consolidated Total Unsubordinated Liabilities to Consolidated Tangible Net Worth was not greater than .67:1.00 as of the fiscal year ended September 30, 2003.

     2.   Amendments.
          -----------

     (a) Section 7.13(a) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

          "(a) Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth to be less than the amount set forth below at any time during the applicable fiscal quarter:

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          Fiscal Quarter Ending                                Amount
          ---------------------                                ------

          Second Fiscal Quarter ending March 31, 2004          $6,500,000
          Third Fiscal Quarter ending June 30, 2004            $5,200,000
          Fourth Fiscal Quarter ending September 30, 2004      $3,900,000"

     (b) Section 7.13(b) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

          "(b) Consolidated EBITDA. Permit Consolidated EBITDA to be less than the amount set forth below opposite the applicable month or fiscal quarter ending:

          Determination Date                          Amount
          ------------------                          ------

          January 31, 2004                            ($1,370,000)
          February 29, 2004                           ($1,257,000)
          Fiscal quarter ending  March 31, 2004       ($1,367,000)
          April 30, 2004                              ($1,221,000)
          May 31, 2004                                ($1,113,000)
          Fiscal quarter ending June 30, 2004         ($1,095,000)
          July 31, 2004                               ($1,218,000)
          August 31, 2004                             ($1,112,000)
          Fiscal quarter ending September 30, 2004    ($1,108,000)"

     3. Conditions of Effectiveness. This Amendment and Waiver shall become effective on the date hereof so long as the Lender shall have received this Amendment and Waiver, duly executed by the Company and the Guarantor.

     4.   Miscellaneous.
          --------------

     The amendments and waivers herein contained are limited specifically to the matters set forth above and for the specific instances and purposes for which given and do not constitute directly or by implication a waiver or amendment of any other provisions of the Credit Agreement or a waiver of any other Default or Event of Default.

     Capitalized terms used herein and not otherwise defined herein shall have the same meanings as defined in the Credit Agreement.

     Except as expressly amended or waived hereby, the Credit Agreement shall remain in full force and effect in accordance with the original terms thereof. The Credit Agreement is ratified and confirmed in all respects by the Company.

     The Company hereby represents and warrants that (a) after giving effect to this Amendment and Waiver, the representations and warranties in the Credit Agreement and the other Loan Documents are true and correct in all material
respects   as  of  the  date   hereof  with  the

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

same effect as though such representations and warranties have been made on and as of such date, unless such representation is as of a specific date, in which case, as of such date, (b) after giving effect to this Amendment and Waiver, no Default or Event of Default has occurred and is continuing, and (c) the Company is currently insured under, and has paid all premiums with respect to, its credit insurance policy with the Export-Import Bank of the United States.

     Should there be a request for further waivers or amendments with respect to the covenants described in paragraph 1 hereof or any other covenants, such request shall be evaluated by the Lender when formally requested, in writing, by the Company, and the Lender may deny any such request for any reason in its sole discretion.

     This Amendment and Waiver contains the agreement of the Lender and the Company with respect to the Amendments and Waivers set forth herein, and no other oral or written agreement has been entered into between the Lender and the Company with respect to the subject matter hereof.

     This Amendment and Waiver may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one amendment and waiver.

     THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

     This Amendment and Waiver shall constitute a Loan Document.

     [next page is signature page]

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

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed as of the day and year first above written.


                                            GLOBAL PAYMENT TECHNOLOGIES, INC.


                                            By:_______________________________
                                            Name:  Thomas McNeill
                                            Title:     Vice President and CFO


                                            By:_______________________________
                                            Name:  Thomas Oliveri
                                            Title: President and COO


                                            JPMORGAN CHASE BANK


                                            By:_______________________________
                                            Name:  Gev Nentin
                                            Title: Managing Director



                                 ACKNOWLEDGMENT

     The undersigned, not a party to the Credit Agreement but a Guarantor, hereby acknowledges and agrees to the terms of this Waiver and Amendment and confirms that its Guaranty is in full force and effect.

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         ABACUS FINANCIAL MANAGEMENT SYSTEMS LTD., USA
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         By:____________________________________
            Name:        Thomas McNeill
            Title:       Vice President and CFO


         By:____________________________________
            Name:        Thomas Oliveri
            Title:       President and COO
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